SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

REALNETWORKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

RealNetworks, Inc. 2601 Elliott Avenue, Suite 1000, Seattle, WA 98121

May 9, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. on Thursday, June 9, 2005 at the Seattle Marriott Waterfront Hotel, 2100 Alaskan Way, Seattle, Washington.

At the Annual Meeting, the shareholders will be asked to (i) elect two directors to RealNetworks’ Board of Directors, and (ii) approve the RealNetworks, Inc. 2005 Stock Incentive Plan. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be presented at the Annual Meeting.

The Board of Directors unanimously recommends that shareholders vote “For” these two proposals.

Whether or not you plan to attend the Annual Meeting, we hope that you will have your shares represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously submitted your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your support of RealNetworks. We look forward to seeing you at the meeting.

Sincerely,

ROBERT GLASER

Chief Executive Officer and

Chairman of the Board

REALNETWORKS, INC.

2601 Elliott Avenue, Suite 1000

Seattle, Washington 98121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 9, 2005

To the Shareholders of RealNetworks, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RealNetworks, Inc., a Washington corporation, will be held on Thursday, June 9, 2005, at 2:00 p.m., local time, at the Seattle Marriott Waterfront Hotel, 2100 Alaskan Way, Seattle, Washington for the following purposes as more fully described in the accompanying Proxy Statement:

1. To elect two Class 2 directors to serve until the 2008 Annual Meeting of Shareholders, or until such directors’ earlier retirement, resignation or removal, or the election of their successors;

2. To approve the RealNetworks, Inc. 2005 Stock Incentive Plan; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only holders of record of RealNetworks’ Common Stock at the close of business on April 12, 2005 are entitled to notice of, and to vote at, this meeting or any adjournment or postponement of the meeting. A list of shareholders as of that date will be available at the meeting and for ten days prior to the meeting at the principal executive offices of RealNetworks, Inc. located at 2601 Elliott Avenue, Suite 1000, Seattle, Washington 98121.

BY ORDER OF THE BOARD OF DIRECTORS

ROBERT KIMBALL

Senior Vice President, Legal and Business Affairs,

General Counsel and Corporate Secretary

Seattle, Washington

May 9, 2005

YOUR VOTE IS IMPORTANT!

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, we urge you to complete, sign, date and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A postage-prepaid envelope is also enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

REALNETWORKS, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 9, 2005

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RealNetworks, Inc., a Washington corporation (“RealNetworks” or the “Company”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. on Thursday, June 9, 2005 at the Seattle Marriott Waterfront Hotel, 2100 Alaskan Way, Seattle, Washington, and at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, a proxy card and RealNetworks’ Annual Report on Form 10-K (the “Annual Report”), which includes financial statements for its fiscal year ended December 31, 2004, are being sent to all shareholders of record as of the close of business on April 12, 2005, and are being mailed to the shareholders of RealNetworks on or about May 9, 2005. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report is not part of this Proxy Statement.

Quorum and Voting Rights

At the close of business on April 12, 2005, there were 171,064,960 shares of RealNetworks’ common stock, par value $0.001 per share (the “Common Stock”), outstanding. Only holders of record of the shares of Common Stock outstanding at such time will be entitled to notice of and to vote at the Annual Meeting. The presence at the Annual Meeting of at least a majority of such shares, either in person or by proxy, shall constitute a quorum for the transaction of business. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present. Broker non-votes occur when an intermediary, such as a broker or other financial institution, returns a proxy but does not have the authorization from the beneficial owner to vote the beneficial owner’s shares on a particular proposal because the nominee did not receive voting instructions from the beneficial owner. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the Annual Meeting in person.

The manner in which your shares may be voted by proxy depends on how your shares are held. If you own shares of record, meaning that your shares of Common Stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, Mellon Investor Services LLC, a proxy card for voting those shares is included with this proxy statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope. Alternatively, by following the instructions on your proxy card, you may vote those shares either via the Internet at www.proxyvoting.com/rnwk or by telephone by calling 1-866-540-5760. We encourage you to vote your shares in advance of the Annual Meeting date even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting even if you have already voted.

If you own shares through a bank or brokerage firm account, you may instead receive a voting instruction form with this proxy statement, which you may use to instruct how your shares should be voted. Just as with a proxy, you may vote those shares by completing, signing and returning the voting instruction form in the enclosed envelope. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the toll-free number on your voting instruction form.

When your proxy card or voting instruction form is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card or voting instruction form. The proposals are identified by number and a general description on the proxy card or voting instruction form. Please review the voting instructions on the proxy card and read the text of the proposals and the recommendations of the Board of Directors in this Proxy Statement prior to marking your vote.

If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of the Board of Directors on that proposal. For the reasons stated in more detail later in this Proxy Statement, the Board of Directors recommends a vote FOR the two individuals nominated to serve as directors and FOR the adoption of the RealNetworks, Inc. 2005 Stock Incentive Plan. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. However, if any other matters are properly presented for action, the proxies named on the proxy card will be authorized by your proxy to vote on those other matters in their discretion.

On each matter properly brought before the meeting, shareholders will be entitled to one vote for each share of Common Stock held. Shareholders do not have the right to cumulate their votes in the election of directors. Under Washington law and RealNetworks’ Articles of Incorporation and Bylaws, if a quorum exists at the meeting: (a) a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast for any other nominee for that position, and (b) the proposal to approve the RealNetworks, Inc. 2005 Stock Incentive Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Shareholders may abstain from voting on the nominees for director and the proposal to approve the RealNetworks, Inc. 2005 Stock Incentive Plan. Abstention from voting on either of these matters will have no effect, since approval of each matter is based solely on the number of votes actually cast.

Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries will generally have discretion to vote their customers’ shares in the election of directors but they will not have discretion to vote their customers’ shares with respect to the RealNetworks, Inc. 2005 Stock Incentive Plan. The failure of a brokerage firm or other intermediary to vote its customers’ shares on the proposal for the election of directors and the proposal to approve the RealNetworks, Inc. 2005 Stock Incentive Plan will have no effect since the approval of these proposals is based solely on the number of votes actually cast.

Revocability of Proxies

If you execute a proxy, you may revoke it by taking one of the following three actions:

•	by giving written notice of the revocation to the Corporate Secretary of RealNetworks at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting;

•	by executing a proxy with a later date and delivering it to the Corporate Secretary of RealNetworks at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting; or

•	by personally attending and voting at the meeting.

Solicitation of Proxies

RealNetworks will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of employees of RealNetworks may solicit proxies on behalf of the Board of Directors in person or by telephone. RealNetworks will reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Common Stock.

Shareholder Proposals for 2006 Annual Meeting

An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement and form of proxy prepared in connection with RealNetworks’ 2006 annual meeting of shareholders must deliver a copy of the proposal to the Corporate Secretary of RealNetworks, at the principal executive offices of RealNetworks, no later than January 9, 2006. To be eligible to submit a proposal, a shareholder must have continually been a record or beneficial owner of shares of Common Stock having a market value of at least $2,000 (or representing at least 1% of the shares entitled to vote on the proposal), for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

A shareholder of record who intends to submit a proposal at the 2006 annual meeting of shareholders that is not eligible for inclusion in RealNetworks’ Proxy Statement must provide written notice to RealNetworks, addressed to the Corporate Secretary (or to the Nominating and Corporate Governance Committee of the Board of Directors, Attn: Mr. Bleier, Chairman, if the proposal relates to the nomination of one or more directors) at the principal executive offices of RealNetworks, not later than January 9, 2006. The notice must satisfy certain requirements specified in RealNetworks’ Bylaws. A copy of the Bylaws will be sent to any shareholder upon written request to the Corporate Secretary of RealNetworks.

Shareholder Communication with the Board of Directors

Shareholders who wish to communicate with RealNetworks’ Board of Directors, or with any individual member of the Board, may do so by sending such communication in writing to the attention of the Corporate Secretary at the address of our principal executive office with a request to forward the same to the intended recipient. Shareholder communications must include confirmation that the sender is a shareholder of RealNetworks. All such communications will be reviewed by RealNetworks’ General Counsel and Corporate Secretary or Chief Financial Officer in order to create an appropriate record of the communication, to assure director privacy, and to determine whether the communication relates to matters that are appropriate for review by RealNetworks’ Board of Directors or by any individual director. Communications that (i) do not relate to RealNetworks’ business, (ii) contain improper commercial solicitations, (iii) contain material that is not appropriate for review by the Board of Directors based upon RealNetworks’ Bylaws and the established practice and procedure of the Board, or (iv) contain other improper or immaterial information will not be forwarded to Board members.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, two Class 2 directors are to be elected to serve until the 2008 annual meeting of shareholders or until their earlier retirement, resignation, removal, or the election of their successors. James W. Breyer and Jonathan D. Klein are nominees who currently serve as Class 2 directors of RealNetworks and have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors and recommended by the Board of Directors for re-election at the Annual Meeting. The accompanying proxy will be voted FOR the election of Messrs. Breyer and Klein to the Board of Directors, except where authority to so vote is withheld. The nominees have consented to serve as directors of RealNetworks if elected. If at the time of the Annual Meeting a nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

Nominees for Class 2 Directors

Jonathan D. Klein has been a director of RealNetworks since January 2003. Mr. Klein is a co-founder of Getty Images, Inc., a leading provider of imagery and related products and services, where he has served as Chief Executive Officer and a director since February 1998. Mr. Klein served as Chief Executive Officer and as a director of Getty Communications Limited, the predecessor to Getty Images, Inc., from April 1996 to February 1998. From March 1995 to April 1996, Mr. Klein served as the Joint Chairman of Getty Communications Limited. Prior to founding Getty Images, Mr. Klein served as a director of London-based investment bank

Hambros Bank Limited, where he led the bank’s media industry group. Mr. Klein also serves on the boards of Getty Investments L.L.C., The Global Business Coalition on HIV/AIDS and A Contemporary Theatre in Seattle, Washington. Mr. Klein holds a Master’s Degree from Cambridge University. Age 44.

James W. Breyer has been a director of RealNetworks since October 1995. Mr. Breyer has served as a General Partner of Accel Partners in Palo Alto, California since 1990. At Accel Partners, Mr. Breyer has sponsored investments in over 25 companies that have completed public offerings or successful mergers. Mr. Breyer is currently a director of Wal-Mart Stores, Inc. and several private companies. Mr. Breyer holds a B.S. from Stanford University and an M.B.A. from Harvard University, where he was named a Baker Scholar. Age 43.

Director Independence

The Board has determined that (i) all the director nominees are independent under the NASDAQ listing standards and (ii) except for Mr. Glaser, all directors not standing for election at the 2005 Annual Meeting are independent under the NASDAQ listing standards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED IN PROPOSAL 1.

BOARD OF DIRECTORS

The business of RealNetworks is managed under the direction of a Board of Directors, which is divided into three classes, each class as nearly equal in number of directors as possible. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of RealNetworks. It is not, however, involved in operating details on a day-to-day basis.

The Board of Directors has determined that the Board of Directors shall be composed of seven directors. James Breyer and Jonathan Klein are Class 2 directors whose terms expire at the Annual Meeting. Robert Glaser and Jeremy Jaech are Class 3 directors, whose terms expire at the annual shareholders meeting in 2006. Eric Benhamou, Edward Bleier and Kalpana Raina are Class 1 directors whose terms expire at the annual shareholders meeting in 2007. Commencing with the Annual Meeting, each newly elected Class 2 director shall serve for a term ending at the third annual shareholders meeting following the election of such director. Proxies may not be voted for a greater number of persons than the number of nominees named.

Identification, Evaluation and Qualification of Director Nominees

All Board members are responsible for identifying and submitting candidates for consideration as directors. Each candidate must be presented to the Nominating and Corporate Governance Committee with a reasonably detailed statement of their qualifications for serving as a director of RealNetworks. The Committee and RealNetworks’ Chief Executive Officer will interview and evaluate candidates that meet the criteria for serving as directors, and the Committee will select nominees that best suit the Board’s needs for recommendation to the full Board.

Qualifications required of individuals who are considered as board nominees will vary according to the particular areas of expertise being sought as a complement to RealNetworks’ existing board composition at the time of any vacancy. All directors should possess the background, skills, expertise, and commitment necessary to make a significant contribution to RealNetworks. Relevant qualifications for RealNetworks’ directors include: (1) exemplary personal and professional ethics and integrity; (2) the ability to engage in objective, fair and forthright deliberations; (3) operating experience at a policy-making level in business(es) relevant to RealNetworks’ current and future plans; (4) independent judgment; (5) adequate time and personal commitment to provide guidance and insight to management; (6) a commitment to provide long term value to RealNetworks’ shareholders; (7) sophisticated business skills to enable rigorous and creative analysis of complex issues; (8) understanding and experience in relevant markets, technology, operations, finance or marketing in the context of an assessment of the perceived needs of the Board as determined from time to time.

The Committee will evaluate potential nominees by reviewing qualifications and references, conducting interviews and reviewing such other information as committee members may deem relevant. RealNetworks has not employed consultants to assist in identifying or screening prospective directors in the past, however, the Nominating and Corporate Governance Committee may retain a search firm for this purpose in the future. Once the Nominating and Corporate Governance Committee has approved a candidate, the candidate will be referred to the full Board for review. The Board ultimately makes all nominations for directors to be considered and voted upon at RealNetworks’ annual meetings of shareholders.

Shareholder Nominations and Recommendations for Director Candidates

Shareholder Nominations for Director

Shareholders who wish to nominate one or more candidates for election as directors at an annual meeting of shareholders must give timely notice of the proposal to nominate such candidate(s) in writing to the Corporate Secretary of RealNetworks not less than 120 days before the first anniversary of the date that RealNetworks’ proxy statement was released to shareholders in connection with the previous year’s annual meeting, or, if the date of the annual meeting at which the shareholder proposes to make such nomination is more than 30 days from the first anniversary of the date of the previous year’s annual meeting, then the shareholder must give notice with a reasonable time before RealNetworks begins to print and mail its proxy materials. The notice must satisfy certain requirements specified in RealNetworks’ Bylaws, a copy of which will be sent to any shareholder upon written request to the Corporate Secretary of RealNetworks.

Shareholder Recommendations for Director

In addition to the general nomination rights of shareholders, the Nominating and Corporate Governance Committee of the Board of Directors (the “Committee”) will consider Board candidates recommended by qualified shareholders. Shareholders who wish to recommend candidates to serve on the Board of Directors must have continuously held at least 2% of RealNetworks’ outstanding securities for at least twelve (12) months prior to the date of the submission of the recommendation (a “Qualified Shareholder”).

A Qualified Shareholder may recommend a Board candidate for evaluation by the Committee by delivering a written notice to the Committee subject to the requirements set forth below (the “Notice”). The Notice must be received by the Committee not less than 120 days before the first anniversary of the date that RealNetworks’ proxy statement was released to shareholders in connection with the previous year’s annual meeting. Where RealNetworks changes its annual meeting date by more than 30 days from year to year, the Notice must be received by the Committee no later than the close of business on the 10th day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed.

Any Board candidate recommended by a shareholder must be independent of the recommending shareholder in all respects (e.g., free of material personal, professional, financial or business relationships from the proposing shareholder), as determined by the Committee or applicable law. Any Board candidate recommended by a shareholder must also qualify as an “independent director” under applicable Nasdaq rules.

The Notice shall also contain or be accompanied by (i) proof of the required stock ownership (including the required holding period) of the proposing shareholder, (ii) a written statement that the Qualified Shareholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the Board candidate is proposed to be nominated, (iii) the name or names of each shareholder submitting the proposal, the name of the Board candidate, and the written consent of each such shareholder and the Board candidate to be publicly identified, (iv) the recommending shareholder’s business address and contact information, and (v) all other information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.

With respect to the proposed Board candidate, the following information must be provided:

•	name, age, business and residence addresses;

•	principal occupation or employment;

•	number of shares of RealNetworks’ stock beneficially owned (if any);

•	a written resume of personal and professional experiences;

•	a statement from the recommending shareholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected;

•	all other information relating to the proposed Board candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder; and

•	information, documents or affidavits demonstrating to what extent the proposed Board candidate meets the required minimum criteria established by the Committee, and the desirable qualities or skills, described in this Policy.

The Notice must also include a written statement that the recommending shareholder and the proposed Board candidate will make available to the Committee all information reasonably requested in furtherance of the Committee’s evaluation as well as the signature of each proposed Board candidate and of each shareholder submitting the recommendation.

The Notice must be delivered in writing, by registered or certified, first-class mail, postage prepaid, to Chair, Nominating and Corporate Governance Committee, RealNetworks, Inc., c/o Corporate Secretary, 2601 Elliott Avenue, Suite 1000, Seattle, WA 98121.

Continuing Directors—Not Standing for Election This Year

The following individuals are Class 1 directors:

Eric A. Benhamou has been a director of RealNetworks since October 2003. Mr. Benhamou has served as chairman and chief executive officer of Benhamou Global Ventures, LLC, a venture capital company, since November 2003. Mr. Benhamou also serves as Chairman of the Board of Directors of 3Com Corporation, palmOne, Inc. and Cypress Semiconductor Corporation. He served as Chief Executive Officer of 3Com from 1990 until the end of 2000 and as Chief Executive Officer of Palm, Inc. from October 2001 to October 2003. Mr. Benhamou serves on the boards of Silicon Valley Bancshares and several privately held companies, and is a director of the New America Foundation, a Washington, D.C.-based think tank. Mr. Benhamou also serves on the executive committee of TechNet and of the Computer Science and Telecommunications Board. Mr. Benhamou holds a Master of Science degree from Stanford University School of Engineering and a Diplôme d’Ingénieur from Ecole Nationale Supérieure d’Arts et Métiers, Paris, France. Age 49.

Edward Bleier has been a director of RealNetworks since April 1999. Mr. Bleier serves as a director of CKX, Inc., a company engaged in the ownership, development and commercial utilization of entertainment content (e.g. Elvis Presley estate, “American Idol”). Mr. Bleier is retired from Warner Bros. where he had previously served as President of Pay-TV, Cable and Networks Features. Over 34 years with Warner Bros., he was involved in development of home video, video-on-demand, pay-TV, and cable systems and networks, with ongoing responsibilities for programming, animation, sports, and the distribution of movies and television programs. Mr. Bleier previously served as a Vice President of ABC-TV, at various times overseeing sales, daytime and children’s programming, marketing and planning. Mr. Bleier is Chairman Emeritus of the Center for Communication and the Academy of the Arts Guild Hall, serves as a trustee of the Charles A. Dana Foundation and the Martha Graham Dance Center, and is a member of the Council on Foreign Relations. In 2003, Mr. Bleier published the New York Times’ bestseller “The Thanksgiving Ceremony.” Mr. Bleier holds a Bachelor of Science Degree from Syracuse University and served in the U.S. Army, specializing in public information. Age 75.

Kalpana Raina has been a director of RealNetworks since December 2001. Ms. Raina serves as an Executive Vice President at The Bank of New York. The Bank of New York, a financial holding company, provides a complete range of banking and other financial services to corporations and individuals worldwide. Currently, Ms. Raina is in charge of new business development in India. Prior to this, Ms. Raina had responsibility for the Media & Telecommunications, Healthcare, Retailing and the Western Division. Prior to her appointment as Executive Vice President in 1998, Ms. Raina served as Senior Vice President from August 1995 to December 1998, as Vice President from August 1992 to August 1995, as Assistant Vice President from November 1989 to August 1992 and as Assistant Treasurer from November 1988 to November 1989. Prior to joining The Bank of New York, Ms. Raina was employed in the Media Division of Manufacturers Hanover Trust Company. Ms. Raina serves on the Board of ADITI: Foundation for the Arts in New York City. Ms. Raina holds a B.A. Honors degree from Panjab University, India and an M.A. degree in English Literature from McMaster University. Age 49.

The following individuals are Class 3 directors:

Robert Glaser has served as Chairman of the Board and Chief Executive Officer of RealNetworks since its inception in February 1994. Mr. Glaser’s professional experience also includes ten years of employment with Microsoft Corporation where he focused on the development of new businesses related to the convergence of the computer, consumer electronics and media industries. Mr. Glaser holds a B.A. and an M.A. in Economics and a B.S. in Computer Science from Yale University. Age 43.

Jeremy Jaech has been a director of RealNetworks since July 2002. Mr. Jaech has served as Chief Executive Officer of Trumba Corporation, a developer of an online calendaring application and service for consumers, since October 2003. Mr. Jaech was a co-founder of Visio Corporation, a developer of business drawing and diagramming software, and served as its President, Chief Executive Officer and Chairman of the Board from 1990 until its acquisition by Microsoft Corporation in 2000. Mr. Jaech served as Vice President of the Business Tools Division of Microsoft Corporation from January 2000 until June 2000. Prior to founding Visio Corporation, Mr. Jaech co-founded Aldus Corporation, a software development company, where he was the technical leader for the original development of PageMaker from April 1984 to July 1985. Mr. Jaech managed Aldus’ product development as Vice President of Engineering from July 1985 to March 1989. Prior to founding Aldus Corporation, Mr. Jaech held various positions with Battelle’s Pacific Northwest Laboratories and The Boeing Company. Mr. Jaech also serves on the Board of Directors of Alibre Incorporated, a private company. Mr. Jaech holds a B.A in Mathematics and an M.S. in Computer Science from the University of Washington. Age 50.

Meetings of the Board

The Board meets on a regularly scheduled basis during the year to review significant developments affecting RealNetworks and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board of Directors met six times during RealNetworks’ fiscal year ended December 31, 2004 and took action by unanimous written consent on one other occasion. No incumbent member attended fewer than 75% of the total number of meetings of the Board of Directors and of any Board committees of which he or she was a member during that fiscal year.

Committees of the Board

Committees of the Board consist of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategic Transactions Committee. All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are “independent” as defined in the rules of the National Association of Securities Dealers, Inc.

Audit Committee. The Audit Committee, currently composed of Messrs. Benhamou, Jaech, Klein and Ms. Raina, reviews RealNetworks’ internal accounting procedures and consults with and reviews the services provided by its independent auditors. The Board has designated Mr. Klein as the Audit Committee Financial Expert, as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933. The Board of Directors has adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Appendix A. The Audit Committee met seven times during the fiscal year ended December 31, 2004.

Compensation Committee. The Compensation Committee, currently composed of Messrs. Bleier, Breyer and Jaech, reviews and recommends to the Board the compensation and benefits to be provided to the executive officers of RealNetworks and reviews general policy matters relating to employee compensation and benefits. The Compensation Committee met four times during the fiscal year ended December 31, 2004 and took action by unanimous written consent on ten other occasions.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently composed of Messrs. Bleier and Breyer and Ms. Raina. The Nominating and Corporate Governance Committee searches for and recommends to the Board potential nominees for Board positions, makes recommendations to the Board regarding size and composition of the Board, and develops and recommends to the Board the governance principles applicable to RealNetworks. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2004 and took action by unanimous written consent on one other occasion.

The Company’s Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter, each as adopted by the Board of Directors, are posted on our Web site at www.realnetworks.com/company/investor under the caption “Corporate Governance.”

Strategic Transactions Committee. The approval of the Strategic Transactions Committee, which is currently composed of Messrs. Glaser, Breyer and Jaech, is required before the Board of Directors may:

•	adopt a plan of merger,

•	authorize the sale, lease, exchange or mortgage of (A) assets representing more than 50% of the book value of RealNetworks’ assets prior to the transaction or (B) any other asset or assets on which the long-term business strategy of RealNetworks is substantially dependent,

•	authorize RealNetworks’ voluntary dissolution, or

•	take any action that has the effect of the foregoing clauses.

The Strategic Transactions Committee met one time during the fiscal year ended December 31, 2004.

Compensation of Directors

Each director who is not an employee of RealNetworks (an “Outside Director”) is paid $5,000 per quarter for his or her services as a director. Outside Directors are also paid (i) $1,000 for participation in each meeting of the Board that exceeds four hours in length, (ii) $500 for participation in each Board meeting that does not exceed four hours in length, (iii) $500 for each committee meeting that does not occur on the same day as a Board meeting, and (iv) $1,250 per quarter for serving as chairperson of the Audit Committee, $750 per quarter for serving as chairperson of the Compensation Committee and $375 per quarter for serving as chairperson of the Nominating and Corporate Governance Committee. Directors are also reimbursed for their reasonable expenses incurred in attending Board of Directors or Committee meetings.

Outside Directors also receive stock options under the RealNetworks 2002 Director Stock Option Plan (the “2002 Plan”). The 2002 Plan provides for the automatic grant of nonqualified stock options to purchase 65,000 shares of the RealNetworks’ Common Stock to each Outside Director on the date that he or she is first appointed or elected as an Outside Director. The 2002 Director Plan also provides for an automatic grant of an option to purchase 35,000 shares of RealNetworks’ Common Stock to each Outside Director three business days following the date of each annual meeting of shareholders, provided that he or she has served as an Outside Director for the preceding twelve months.

Each option granted under the 2002 Plan has a maximum term of ten years and an exercise price equal to the fair market value of the shares subject to the option on the date of grant. With respect to the options to purchase 65,000 shares granted to an Outside Director at the time he or she is first appointed or elected to the Board of Directors, 45,000 shares will become exercisable on the first anniversary of the applicable grant date, 10,000 shares will become exercisable on the second anniversary of the applicable grant date and the remaining 10,000 shares will become exercisable on the third anniversary of the applicable grant date, if the recipient continues to serve as a director on such dates. With respect to the options to purchase 35,000 shares granted to an Outside Director three business days following each annual meeting of shareholders, 100% of the shares subject to such options will vest on the first anniversary of the applicable grant date. If an optionee’s service on the Board of Directors is terminated due to his or her death, his or her outstanding options will immediately vest in full.

The Board has approved the termination of the 2002 Plan, subject to and upon shareholder approval of the RealNetworks, Inc. 2005 Stock Incentive Plan at the Annual Meeting. Upon the termination of the 2002 Plan, the 205,000 shares that remain available for option grants under the 2002 Plan will become available for awards to be granted under the RealNetworks, Inc. 2005 Stock Incentive Plan. The Board will review and approve an equity compensation program for Outside Directors annually beginning in 2005. Subject to shareholder approval of the 2005 Stock Incentive Plan at the Annual Meeting, future equity compensation awards will be made to Outside Directors under the 2005 Stock Incentive Plan.

On June 9, 2004, Messrs. Bleier, Breyer, Jaech, Klein and Ms. Raina were each granted an option to purchase 35,000 shares of Common Stock at an exercise price of $5.99 per share, and 100% of the shares subject to such options will vest on the first anniversary of the grant date.

Policy Regarding Director Attendance at Annual Meetings of the Shareholders

It is the policy of RealNetworks that at least one member of its Board of Directors will attend each annual meeting of shareholders, and all directors are encouraged to attend such meetings. RealNetworks will reimburse directors for reasonable expenses incurred in attending annual meetings of shareholders.

Two directors attended the annual meeting of shareholders held on June 4, 2004.

Code of Business Conduct and Ethics

RealNetworks has adopted a Code of Business Conduct and Ethics that applies to all of RealNetworks’ employees, officers and directors. RealNetworks’ Code of Business Conduct and Ethics is publicly available on its website (www.realnetworks.com/company/investor), or can be obtained without charge by written request to RealNetworks’ Corporate Secretary at the address of RealNetworks’ principal executive office. If RealNetworks makes any substantive amendments to this Code of Business Conduct and Ethics, or if the Audit Committee grants any waiver, including any implicit waiver, from a provision of this Code of Business Conduct and Ethics to RealNetworks’ principal executive officer, principal financial officer, principal accounting officer or other persons serving in a similar capacity, RealNetworks will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of the waiver in a report on Form 8-K.

Contractual Arrangements

Under a voting agreement (the “Voting Agreement”) entered into in September 1997 among RealNetworks, Accel IV, L.P. (“Accel IV”), Mitchell Kapor, Bruce Jacobsen and Robert Glaser, each of Accel IV and Messrs. Jacobsen and Kapor have agreed to vote all shares of stock of RealNetworks owned by them to elect Mr. Glaser to the Board of Directors of RealNetworks in each election in which he is a nominee. The obligations under the Voting Agreement terminate with respect to shares transferred by the parties to the Voting Agreement when such shares are transferred. The Voting Agreement terminates on the death of Mr. Glaser.

Pursuant to the terms of an agreement entered into in September 1997 among RealNetworks and Mr. Glaser, RealNetworks has agreed to use its best efforts to nominate, elect and not remove Mr. Glaser from the Board of Directors so long as Mr. Glaser owns a specified number of shares of Common Stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Ownership Information

The following table sets forth, as of April 12, 2005, information regarding beneficial ownership of the Common Stock by (a) each person known to RealNetworks to be the beneficial owner of more than five percent of the outstanding Common Stock, (b) each director, (c) the Chief Executive Officer and RealNetworks’ four most highly compensated executive officers other than the Chief Executive Officer for the fiscal year ended December 31, 2004, and Lawrence Jacobson and Martin Plaehn, who would have been among the four most highly compensated executive officers but were not serving as executive officers of RealNetworks on December 31, 2004, and (d) all of RealNetworks’ executive officers and directors as a group. The individuals referred to in (c) above are referred to throughout this Proxy Statement as the Named Executive Officers. Unless otherwise noted, the named beneficial owner has sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Outstanding
Robert Glaser(2) c/o RealNetworks, Inc. 2601 Elliott Avenue Suite 1000 Seattle, WA 98121	53,515,539	31.3%
Entities deemed to be affiliated with Citigroup Inc.(3) 399 Park Avenue New York, NY 10043	22,595,638	13.2
Entities deemed to be affiliated with AXA Financial, Inc.(4) 1290 Avenue of the Americas New York, NY 10104	19,483,036	11.4
Eric A. Benhamou(5)	77,920	*
Edward Bleier(6)	335,000	*
James W. Breyer(7)	688,563	*
Jeremy Jaech(8)	90,605	*
Jonathan D. Klein(9)	94,329	*
Kalpana Raina(10)	135,000	*
Roy Goodman(11)	75,000	*
Lawrence Jacobson	0	*
Martin Plaehn(12)	620,000	*
Daniel C. Sheeran(13)	160,000	*
Carla Stratfold(14)	217,886	*
Richard Wolpert(15)	347,964	*
All directors and executive officers as a group (16 persons)(16)	56,761,836	32.7%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the “SEC”) and includes shares over which the beneficial owner exercises voting or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 12, 2005 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, RealNetworks believes, based on information provided by such persons, that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 2,107,545 shares of Common Stock owned by the Glaser Progress Foundation. Mr. Glaser disclaims beneficial ownership of these shares.
(3)	Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2005, Citigroup Inc. reported that as of December 31, 2004, it and certain related entities beneficially owned 22,595,638 shares of Common Stock and that its address is 399 Park Avenue, New York, NY 10043.
(4)	Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005, AXA Financial, Inc. reported that as of December 31, 2004, it and certain related entities beneficially owned an aggregate of 19,483,036 shares of Common Stock and that its address is 1290 Avenue of the Americas, New York, NY 10104.
(5)	Includes 45,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.
(6)	Includes 325,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.
(7)	Includes 265,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.
(8)	Includes 90,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.
(9)	Includes 90,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.
(10)	Includes 135,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.
(11)	Includes 75,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.
(12)	Includes 620,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.
(13)	Includes 160,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.
(14)	Includes 210,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.
(15)	Includes 295,163 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.
(16)	Includes an aggregate of 2,712,823 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 12, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires RealNetworks’ executive officers, directors, and persons who own more than ten percent of a registered class of RealNetworks’ equity securities to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish RealNetworks with copies of all such reports they file. Specific due dates have been established by the SEC, and RealNetworks is required to disclose in this Proxy Statement any failure to file by those dates.

Based solely on its review of the copies of such reports received by RealNetworks, and on written representations by the executive officers and directors of RealNetworks regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, RealNetworks believes that, with respect to its fiscal year ended December 31, 2004, all of the executive officers and directors of RealNetworks, and all of the persons known to RealNetworks to own more than ten percent of the Common Stock, complied with all such reporting requirements.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2004, RealNetworks’ Compensation Committee was composed of Messrs. Bleier, Breyer and Jaech. No executive officer of RealNetworks served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of RealNetworks’ Board of Directors or Compensation Committee. In addition, no interlocking relationship existed between any member of RealNetworks’ Compensation Committee and any member of the compensation committee of any other company.

Change-in-Control Arrangements

Under RealNetworks’ 1995 Stock Option Plan, 1996 Stock Option Plan, 2000 Stock Option Plan and 2002 Director Plan, as any of such plans have been amended and restated (the “Plans”), each outstanding option issued under the Plans will become exercisable in full in respect of the aggregate number of shares covered thereby, notwithstanding any contrary vesting schedule in the option agreement evidencing the option (except to the extent the option agreement expressly provides otherwise), in the event of:

•	any merger, consolidation or binding share exchange pursuant to which shares of Common Stock are changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction the same proportionate ownership of the common stock of, and the same voting power with respect to, the surviving corporation;

•	any merger, consolidation or binding share exchange in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction less than a majority of the combined voting power of the outstanding capital stock of RealNetworks ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors;

•	any liquidation or dissolution of RealNetworks;

•	any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of RealNetworks; or

•	any transaction (or series of related transactions), consummated without the approval or recommendation of the Board of Directors, in which (i) any person, corporation or other entity (excluding RealNetworks and any employee benefit plan sponsored by RealNetworks) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, or (ii) any person, corporation or other entity (excluding RealNetworks and any employee benefit plan sponsored by RealNetworks) becomes the direct or indirect beneficial owner of securities of RealNetworks representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of RealNetworks ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

Employment Contracts and Termination of Employment Arrangements

Roy Goodman. Roy Goodman, Senior Vice President, Chief Financial Officer and Treasurer of RealNetworks, is a party to an agreement with RealNetworks related to his employment pursuant to which he agreed to provide RealNetworks six months notice prior to terminating his employment during the first year of employment, and three months’ notice prior to terminating his employment at any time thereafter. In addition, if RealNetworks terminates the employment of Mr. Goodman without cause during the first year of his employment, RealNetworks will provide Mr. Goodman with six months notice or pay of his then-current base salary in lieu of notice through any remaining portion of the notice period. In the event that RealNetworks terminates Mr. Goodman’s employment without cause following the first year of his employment, RealNetworks will provide Mr. Goodman with three months notice or pay of his then-current base salary in lieu of notice through any remaining portion of the notice period.

Lawrence Jacobson. Between February 2001 and April 2004, Lawrence Jacobson, formerly the President of RealNetworks, was a party to an agreement with RealNetworks related to his employment pursuant to which he agreed to provide RealNetworks twelve months notice prior to terminating his employment during the first year of his employment, and six months notice prior to terminating his employment at any time thereafter. In addition, if RealNetworks terminated the employment of Mr. Jacobson without cause during the first 18 months of his employment, RealNetworks agreed to pay Mr. Jacobson an amount equal to two years’ base salary minus the base salary already paid to Mr. Jacobson up to the effective date of the termination, and if RealNetworks terminated Mr. Jacobson’s employment without cause after the first 18 months of employment, RealNetworks agreed to pay Mr. Jacobson an amount equal to six months of his base salary. In addition, if RealNetworks terminated Mr. Jacobson’s employment without cause during the first two years of his employment, Mr. Jacobson would receive, at RealNetworks’ election, one of the following: (a) acceleration of the vesting of the stock options that would have vested upon the completion of 18 and 24 months of employment, (b) a cash payment equivalent to the fair market value of the stock options that would have vested upon the completion of 18 and 24 months of employment, or (c) an effective termination date of the 24 month anniversary of Mr. Jacobson’s employment. If RealNetworks terminated the employment of Mr. Jacobson without cause during the first two years of his employment, RealNetworks also agreed to pay Mr. Jacobson an amount equal to the difference between (a) the sum of Mr. Jacobson’s cumulative salary, bonus and other payments which he received or was entitled to receive during the first two years of his employment, together with the fair market value of the option elected by RealNetworks described above, and (b) $2.0 million.

If RealNetworks terminated the employment of Mr. Jacobson without cause after two years but during the first four years of Mr. Jacobson’s employment, RealNetworks agreed to pay Mr. Jacobson an amount equal to the difference between (a) the sum of bonus payments made to Mr. Jacobson during the first two years of his employment and the fair market value of any vested stock options, both exercised and unexercised, and (b) $1.3 million.

Pursuant to a Separation and Release Agreement dated April 28, 2004, Mr. Jacobson received the following payments in connection with his resignation as President of RealNetworks effective April 28, 2004 and the termination of his employment on July 9, 2004: (a) six months base salary in the amount of $187,500, (b) an earned bonus payment in the amount of $86,541, and (c) $70,234.

COMPENSATION AND BENEFITS

Executive Officer Compensation

Compensation Summary. The following table sets forth information regarding compensation earned during RealNetworks’ fiscal year ended December 31, 2004, and during the preceding two fiscal years, by the Named Executive Officers.

Summary Compensation Table

Long-Term Compensation
Name and Principal Position	Fiscal Year	Annual Compensation				Securities Underlying Stock Options	All Other Compensation
		Salary		Bonus
Robert Glaser Chairman of the Board and Chief Executive Officer	2004 2003 2002	$215,770 200,000 200,000		$100,000 0 0		0 0 0	$34,714 37,451 36,275	(1) (1) (1)

Roy Goodman Senior Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	$250,000 64,423 0	(4)	$83,750 68,750 0	(2) (5)	0 250,000 0	$28,244 10,042 0	(3) (6)

Lawrence Jacobson(7) President	2004 2003 2002	$147,490 375,000 350,016		$0 115,582 277,478	(9) (11)	0 1,000,000 250,000	$257,929 225 225	(8) (10) (10)

Martin Plaehn(12) Executive Vice President Products and Services	2004 2003 2002	$277,500 252,452 175,000		$61,455 31,583 55,000	(13) (14) (15)	0 300,000 50,000	$200 135 105	(10) (10) (10)

Daniel C. Sheeran Senior Vice President, International Operations	2004 2003 2002	$225,000 199,001 160,000		$93,743 32,790 56,693	(16) (17) (18)	0 150,000 50,000	$162 108 96	(10) (10) (10)

Carla Stratfold Senior Vice President, North American Sales	2004 2003 2002	$230,000 210,000 210,000		$100,822 166,815 140,460	(19) (20) (22)	0 100,000 50,000	$166 7,356 126	(10) (21) (10)

Richard Wolpert Chief Strategy Officer	2004 2003 2002	$330,000 278,675 214,680		$84,150 39,600 25,000	(23) (25) (26)	350,000 0 50,000	$1,356 164 0	(24) (10)

(1)	Amounts shown for Mr. Glaser for 2002, 2003 and 2004 represent costs associated with the occupancy of office space in the Company’s headquarters by the Glaser Progress Foundation, a charitable foundation of which Mr. Glaser is Trustee, and Mr. Glaser’s personal assistant in the aggregate amount of $36,155, $37,331 and $34,552, respectively, and premiums paid by RealNetworks for term life insurance for the benefit of Mr. Glaser in the amount of $120 for each of 2002 and 2003 and $162 for 2004.
(2)	Includes incentive compensation in the amount of $37,500 earned in 2004 but paid in 2005 and a relocation bonus in the amount of $20,000.
(3)	Represents temporary housing expenses in the amount of $19,398, reimbursed relocation expenses in the amount of $8,666 and a premium in the amount of $180 paid by RealNetworks for term life insurance for the benefit of Mr. Goodman.
(4)	Represents base salary earned by Mr. Goodman after he commenced employment with RealNetworks on September 29, 2003.
(5)	Represents incentive compensation in the amount of $18,750 earned in 2003 but paid in 2004 and a relocation bonus in the amount of $50,000.

(6)	Represents reimbursed temporary housing expenses in the amount of $10,004 and a premium in the amount of $38 paid by RealNetworks for term life insurance for the benefit of Mr. Goodman.
(7)	Mr. Jacobson’s employment with RealNetworks terminated on July 9, 2004.
(8)	Represents a severance payment in the amount of $257,734 and a premium in the amount of $195 paid by RealNetworks for term life insurance for the benefit of Mr. Jacobson.
(9)	Includes incentive compensation in the amount of $86,541 earned in 2003 but paid in 2004.
(10)	Represents a premium paid by RealNetworks for term life insurance for the benefit of the Named Executive Officer.
(11)	Represents an anniversary bonus in the amount of $100,000 and incentive compensation in the amount of $177,478 earned in 2002 but paid in 2003.
(12)	Mr. Plaehn resigned as an executive officer of RealNetworks on September 30, 2004 and continues to be employed by RealNetworks in a non-officer capacity.
(13)	Includes incentive compensation in the amount of $39,000 earned in 2004 but paid in 2005.
(14)	Includes incentive compensation in the amount of $20,700 earned in 2003 but paid in 2004.
(15)	Represents incentive compensation in the amount of $55,000 earned in 2002 but paid in 2003.
(16)	Includes incentive compensation in the amount of $18,750 earned in 2004 but paid in 2005, and sales commissions earned in 2004 in the amount of $61,868, of which $39,993 was paid in 2005.
(17)	Includes incentive compensation in the amount of $22,425 earned in 2003 but paid in 2004.
(18)	Includes incentive compensation in the amount of $25,000 earned in 2002 but paid in 2003 and a relocation bonus in the amount of $10,000.
(19)	Includes incentive compensation in the amount of $20,250 earned in 2004 but paid in 2005, and sales commissions earned in 2004 in the amount of $70,447, of which $47,250 was paid in 2005.
(20)	Represents incentive compensation in the amount of $8,625 earned in 2003 but paid in 2004, sales commissions in the amount of $12,520 earned in 2003 but paid in 2004, sales commissions in the amount of $70,670 earned and paid in 2003 and a relocation bonus in the amount of $75,000.
(21)	Represents reimbursed relocation expenses in the amount of $7,230 and a premium in the amount of $126 paid by RealNetworks for the benefit of Ms. Stratfold.
(22)	Represents an anniversary bonus in the amount of $25,000, incentive compensation in the amount of $10,000 earned in 2002 but paid in 2003, sales commissions in the amount of $25,120 earned in 2001 but paid in 2002, sales commissions in the amount of $64,300 earned and paid in 2002, and sales commissions in the amount of $16,040 earned in 2002 but paid in 2003.
(23)	Includes incentive compensation in the amount of $49,500 earned in 2004 but paid in 2005.
(24)	Represents a premium in the amount of $238 paid by RealNetworks for term life insurance for the benefit of Mr. Wolpert and gifts valued at $1,118.
(25)	Represents incentive compensation in the amount of $39,600 earned in 2003 but paid in 2004.
(26)	Represents incentive compensation in the amount of $25,000 earned in 2002 but paid in 2003.

Option Grants. The following table shows information concerning stock options granted to the Named Executive Officers during RealNetworks’ fiscal year ended December 31, 2004.

Option Grants in 2004

Individual Grants
Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
					5%	10%
Robert Glaser	—	—	—	—	$—	$—
Roy Goodman	—	—	—	—	—	—
Lawrence Jacobson	—	—	—	—	—	—
Martin Plaehn	—	—	—	—	—	—
Daniel Sheeran	—	—	—	—	—	—
Carla Stratfold	—	—	—	—	—	—
Richard Wolpert	250,000	2.6%	5.75	02/11/2024	2,376,625	8,233,275
Richard Wolpert	100,000	1.1%	5.91	03/25/2024	977,100	3,384,950

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by the Securities and Exchange Commission. None of the assumed rates of stock price appreciation represent the Company’s estimate or projection of the future price of the Common Stock.

Option Exercises. The following table shows information concerning stock options exercised by the Named Executive Officers during RealNetworks’ fiscal year ended December 31, 2004, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised in-the-money options held by the Named Executive Officers at the end of that fiscal year.

Aggregated Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert Glaser	—	$—	—	—	$—	$—
Roy Goodman	—	—	—	250,000	—	—
Lawrence Jacobson	314,287	501,176	—	—	—	—
Martin Plaehn	—	—	564,500	290,500	234,000	292,000
Daniel Sheeran	—	—	130,000	170,000	151,900	191,100
Carla Stratfold	—	—	177,500	147,500	86,500	106,500
Richard Wolpert	—	—	225,163	474,837	93,056	338,444

(1)	Represents the aggregate fair market value on the respective dates of exercise of the shares of Common Stock received on exercise of the options, less the aggregate exercise price of the options.
(2)	These values represent the number of shares subject to in-the-money options multiplied by the difference between the closing bid price of the Company’s Common Stock on December 31, 2004 ($6.62 per share) and the exercise price of the options.

Report of the Compensation Committee of the Board of Directors

Compensation Philosophy

The Compensation Committee of the Board of Directors consists of three non-employee directors, Edward Bleier, James W. Breyer and Jeremy Jaech. The Compensation Committee works with management to establish the general compensation policies and programs for RealNetworks’ executive officers, including the determination of salaries, the establishment of bonus programs and the granting of stock options. In establishing executive compensation, the Compensation Committee is guided by the following principles:

•	the total compensation for executive officers should be sufficiently competitive with the compensation paid by high-growth companies in the software and other relevant industries for officers in comparable positions so that RealNetworks can attract and retain qualified executives;

•	individual compensation should include components that reflect the financial performance of RealNetworks, the competitive compensation of the position and the performance of the individual;

•	each executive officer will have clear goals and accountability with regard to corporate performance; and

•	pay incentives should be aligned with the long-term interests of RealNetworks’ shareholders.

RealNetworks’ executive compensation program is designed to align executive compensation with RealNetworks’ business objectives and the executive’s individual performance, and to enable RealNetworks to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to RealNetworks’ long-term success. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value, and further believes that executive officers can best increase shareholder value by conceiving, developing and positioning the best products and services in RealNetworks’ chosen markets.

Each executive officer’s performance for the past fiscal year and objectives for the current year are reviewed, together with the executive officer’s responsibility level and RealNetworks’ fiscal performance versus objectives for the past fiscal year and potential performance targets for the current year. When salaries, variable compensation and stock option awards are established for executive officers, the following criteria are considered:

•	RealNetworks’ and individual’s performance during the past year and recent quarters relative to budgeted targets;

•	with respect to executive officers whose primary responsibilities are in the area of sales, the achievement of their own and their business units’ sales revenue goals relative to their budgeted targets, and RealNetworks’ financial performance during the past year and recent quarters; and

•	the salaries of executive officers in similar positions of companies of comparable size in the same geographic region and other companies within the high technology industry.

With respect to executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer are taken into consideration when executive compensation is determined. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time.

In the fiscal year ended December 31, 2004, the relationship between executive compensation and RealNetworks’ financial performance was primarily established through long-term incentives consisting of stock options. In addition, most executives had a component of their cash compensation tied to RealNetworks’ overall financial performance. Executives whose primary responsibilities are in the area of sales had a significant component of their cash compensation tied to their own and their business units’ performance against sales revenue goals. The Human Resources department of RealNetworks obtains executive compensation data from salary surveys that reflect a peer group of other high technology companies, including high technology companies of similar sizes that are located in the same geographic region, and considers this data in establishing employment offers to and compensation increases for executive officers.

Components of Compensation

The executive compensation program is designed to create a strong linkage between total rewards and performance. This linkage is achieved through the establishment and maintenance of multiple compensation elements including base salary, performance bonuses, variable cash compensation and long-term incentives (equity). These elements are addressed separately.

Quantitative methods or mathematical formulas are not used exclusively in setting any element of compensation. In determining each component of compensation, all elements of an executive officer’s total compensation package are considered, including insurance and other benefits.

Base Salaries. The primary role of base salary is to provide a foundation that reflects the value of each job in the marketplace. Base salaries are determined for executive officers by reviewing the salaries for comparable positions in high-growth companies in RealNetworks’ industry and geographic region, other companies which compete for comparable talent, the historical and comparative compensation levels of RealNetworks’ executives, and the executive’s individual performance in the preceding year. Base salaries are adjusted from time to time to recognize various levels of responsibility, individual performance, market conditions and internal equity issues.

RealNetworks’ Human Resources department obtains executive salary data directly from national and regional executive compensation surveys. It also utilizes the services of a consulting firm when appropriate, to provide additional relevant salary information.

In 2004, salary increases were awarded to executive officers of RealNetworks in connection with performance, promotion, and/or the assumption of additional responsibilities.

Variable Cash Compensation. In addition to base compensation, most executives receive some kind of sign-on or relocation bonus if they must relocate to be employed by RealNetworks, determined at the commencement of their employment with RealNetworks. These bonuses generally are paid in one or two installments over the course of the executive’s first year of employment and are not performance- or objective-based.

RealNetworks has implemented a formal Executive Management-by-Objective program (the “MBO Program”) with direct financial incentives in the form of annual cash bonuses to promote the achievement of corporate and individual performance goals. This component is designed to provide rewards for short-term (quarterly to annual) tactical results. It is not automatic and is dependent on the achievement of identified goals and objectives. In 2004, the target MBO portion for most executives was approximately 30% of his or her annual base salary. The maximum payout under the MBO Program is 45% of base salary. Notwithstanding individual executives’ performance, the Compensation Committee may in its discretion decline to distribute MBO payments if it determines that other factors do not warrant the payment of bonuses.

The Chief Executive Officer, General Counsel and Chief Financial Officer of RealNetworks are not eligible to participate in the MBO Program. The Compensation Committee has established a separate incentive compensation program for the Chief Financial Officer and the General Counsel. The Chief Financial Officer and General Counsel are eligible to earn a target of 30% of their respective base salaries, which amounts shall be determined by the Chief Executive Officer and the Compensation Committee based on individual performance relative to business goals not directly related to RealNetworks’ reported financial results. The maximum payout under this program is 45% of base salary.

The other component of the variable cash compensation program relates to executives whose primary area of responsibility is sales. The compensation of these executives generally also includes a commission component. In 2004, RealNetworks assigned a certain percentage of its sales executives’ commission targets to the MBO Program based on RealNetworks’ overall performance against certain business objectives. Under the MBO Program, RealNetworks’ Senior Vice President of North American Sales and Senior Vice President, International have a smaller target bonus and maximum bonus payout potential than other MBO Program participants because a significant portion of the compensation for these two executives is determined on a commission basis.

Long-Term Incentives. In keeping with RealNetworks’ philosophy of providing a total compensation package that includes at-risk components of pay, long-term incentives consisting of stock option grants comprise a component of an executive’s total compensation package. These incentives are based on strategic rather than tactical determinations and are designed to motivate and reward executives for maximizing shareholder value and encourage the long-term employment of key employees.

When stock options are granted to executive officers, the executives’ levels of responsibility, prior experience, individual performance criteria, previous stock option grants and compensation practices at similar companies in RealNetworks’ industry are considered in evaluating total compensation. The size of stock option grants is generally intended to reflect an executive’s position with RealNetworks and his or her contributions to RealNetworks, and as a result, the number of shares underlying stock option awards varies. Options generally have a five-year vesting period to encourage key employees to continue in RealNetworks’ employ. In 2004, options to purchase a total of 400,000 shares were granted to new executive officers and options to purchase a total of 350,000 shares were granted to existing executive officers.

Because all of the above grants were made at option prices equal to the fair market value of the Common Stock on the dates of grant, the stock options have value only if the stock price appreciates from the value on the date the options were granted. The use of stock options is intended to focus executives on the enhancement of shareholder value over the long-term and to encourage equity ownership in RealNetworks.

Other Executive Compensation

Subject to certain restrictions, RealNetworks provides benefits to executive officers that are also available to other RealNetworks employees, including a 401(k) plan, an employee stock purchase plan that permits employees to purchase RealNetworks stock at a discount, a transportation subsidy, medical and dental benefits, and a cafeteria plan.

Compensation of the Chief Executive Officer

In fiscal year 2004, Mr. Glaser’s annualized base salary was increased to $400,000, resulting in a base pay closer to the median base salary earnings for chief executive officers of other high-growth companies in the high technology industry. This was the first increase in Mr. Glaser’s annual base salary since 1999. In addition, Mr. Glaser earned a cash bonus in the amount of $100,000 which was awarded based on RealNetworks’ financial performance as measured against corporate revenue and corporate operating income targets, achievement against RealNetworks’ top five business objectives for 2004, and Mr. Glaser’s attainment of individual goals as agreed upon by Mr. Glaser and the Board of Directors. Since 2002, the imputed costs associated with the occupancy of vacant office space in RealNetworks’ headquarters by the Glaser Progress Foundation, a charitable foundation of which Mr. Glaser is Trustee, and by Mr. Glaser’s personal assistant, have been reported as income to Mr. Glaser. The Compensation Committee recognizes that Mr. Glaser is the founder of RealNetworks and is also one of its largest shareholders. Because of his large share ownership, to date Mr. Glaser has not received any stock option grants.

Policy With Respect to the $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the federal corporate income tax deduction for compensation paid to executive officers named in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. The Compensation Committee intends to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with the best interests of RealNetworks. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that RealNetworks may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Conclusion

The Compensation Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and RealNetworks. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the overall future success of RealNetworks, thereby enhancing the value of RealNetworks for the shareholders’ benefit.

The Compensation Committee of the Board of Directors

Edward Bleier

James W. Breyer

Jeremy Jaech

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information concerning the Company’s equity compensation plans as of December 31, 2004:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	34,028,720	$7.03	8,420,824	(1)
Equity compensation plans not approved by security holders	1,448,376	$9.50	2,431,637

Total	35,477,096	$7.13	10,852,461

(1)	Includes 343,107 shares available for future issuance under the RealNetworks, Inc. Director Compensation Stock Plan which enables non-employee Directors of RealNetworks to receive all or a portion of their quarterly compensation for Board service in shares of RealNetworks Common Stock in lieu of cash. The number of shares of Common Stock to be issued in respect of quarterly fees payable to non-employee Directors is equal to the amount of such fees to be paid in shares of Common Stock, as elected by each non-employee Director, divided by the market value of a share of Common Stock on the last business day of each calendar quarter.

Equity Compensation Plans Not Approved by Security Holders. The Board adopted the RealNetworks, Inc. 2000 Stock Option Plan (the “2000 Plan”) to enable the grant of nonqualified stock options to employees, consultants, agents, advisors and independent contractors of the Company and its subsidiaries who are not otherwise officers or directors of the Company. The 2000 Plan has not been approved by the Company’s shareholders. The Compensation Committee of the Board is the administrator of the 2000 Plan, and as such determines all matters relating to options granted under the 2000 Plan, including the selection of the recipients, the size of the grants and the conditions to vesting and exercisability. The Compensation Committee has delegated authority to make grants under the 2000 Plan to the Company’s Chief Executive Officer, subject to specified limitations on the terms of such grants. A maximum of 4,000,000 shares of Common Stock are reserved for issuance under the 2000 Plan.

Comparative Performance Graph

Set forth below is a graph comparing the cumulative total return to shareholders on RealNetworks’ Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S. & Foreign) and the Dow Jones US Technology Index for the period beginning on December 31, 1999 and ended on December 31, 2004.

Comparison of 5 Year Cumulative Total Return Among RealNetworks, Inc. Common Stock, the

Nasdaq Stock Market (U.S. & Foreign) and the Dow Jones US Technology Index

	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004
RealNetworks, Inc.	$100	$14.44	$9.87	$6.33	$9.49	$11.00
Nasdaq Stock Market (U.S. & Foreign)	100	88.24	70.62	53.78	75.07	77.14
Dow Jones US Technology Index	100	63.01	45.16	27.70	41.84	42.57

The total return on the Common Stock and each index assumes the value of each investment was $100 on December 31, 1999, and that all dividends were reinvested, although dividends have not been declared on the Common Stock. Return information is historical and not necessarily indicative of future performance.

PROPOSAL TWO—APROVAL OF 2005 STOCK INCENTIVE PLAN

Shareholders are being asked to approve the RealNetworks, Inc. 2005 Stock Incentive Plan (the “2005 Plan”) so that RealNetworks can continue to attract and retain outstanding and highly skilled employees. The Board of Directors has approved the 2005 Plan, subject to approval from shareholders at the Annual Meeting. The Board believes the future success of RealNetworks depends on the ability to attract and retain talented employees, and the ability to grant equity awards is a necessary and powerful recruiting and retention tool for RealNetworks to obtain the quality employees it needs to move its business forward.

The Board of Directors has voted to terminate the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated, the RealNetworks, Inc. 2000 Stock Option Plan, as amended, and the RealNetworks, Inc. 2002 Director Stock Option Plan (together, the “Prior Plans”), subject to and upon shareholder approval of the 2005 Plan at the Annual Meeting. Subject to and upon shareholder approval of the 2005 Plan at the Annual Meeting and the termination of the Prior Plans, a total of 9,500,000 shares of Common Stock shall be authorized for future grants under the 2005 Plan, plus up to 9,000,000 shares remaining available for grant under the Prior Plans on the effective date of the 2005 Plan, for an aggregate maximum of 18,500,000 million shares authorized for grant under the 2005 Plan.

The Compensation Committee of the Board, which administers the 2005 Plan, believes that the implementation of the 2005 Plan is necessary for RealNetworks to offer a competitive equity incentive program. If approved, the 2005 Plan will be a critical factor in attracting, retaining, and rewarding the high caliber employees that are essential to RealNetworks’ future success. If approved by the shareholders, the 2005 Plan will, together with the RealNetworks, Inc. 1998 Employee Stock Purchase Plan, as amended, be RealNetworks’ only active equity incentive plans, and if shareholders do not approve the 2005 Plan, RealNetworks may not be able to continue its equity incentive program in the future. This could preclude RealNetworks from successfully attracting and retaining highly skilled employees. If shareholders do not approve the 2005 Plan, the Prior Plans shall remain in effect.

The 2005 Plan is attached as Appendix B to this Proxy Statement. The following summary of the 2005 Plan does not contain all of the terms and conditions of the 2005 Plan, and is qualified in its entirety by reference to the 2005 Plan. You should refer to Appendix B for a complete set of terms and conditions of the 2005 Plan.

Summary of the 2005 Stock Incentive Plan

Purpose. The purpose of the 2005 Plan is to assist RealNetworks in attracting and retaining highly skilled individuals to serve as employees, directors, consultants and/or advisors of RealNetworks who are expected to contribute to RealNetworks’ success and to achieve long-term objectives which will inure to the benefit of all shareholders of RealNetworks through the additional incentives inherent in the awards offered under the 2005 Plan.

Shares Available for Issuance. Upon shareholder approval of the 2005 Plan, a total of 9,500,000 shares of Common Stock will be available for issuance under the 2005 Plan, plus up to 9,000,000 shares remaining available for grant under the Prior Plans on the effective date of the 2005 Plan, for an aggregate maximum of 18,500,000 shares authorized for grant under the 2005 Plan. Any shares subject to options, stock appreciation rights or tandem stock appreciation rights shall be counted against the shares available for issuance as one (1) share for every share subject thereto. Any shares subject to awards other than options, stock appreciation rights or tandem stock appreciation rights shall be counted against the shares available for issuance as one and six-tenths (1.6) shares for every one (1) share subject thereto. To the extent that a share that was subject to an award that counted as one (1) share against the 2005 Plan reserve is recycled back into the 2005 Plan, the 2005 Plan shall be credited with one (1) share. To the extent that a share that was subject to an award that counted as one and six-tenths (1.6) shares against the 2005 Plan reserve is recycled back into the 2005 Plan, the 2005 Plan shall be credited with one and six-tenths (1.6) shares. If an award expires or becomes unexercisable without having been exercised in full, or, with respect to a performance award, restricted stock award or other stock unit award, is forfeited to or repurchased by RealNetworks, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the 2005 Plan. With respect to stock appreciation rights (“SARs”), when a stock settled SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the shares available for issuance as one (1) share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. Shares that have actually been issued under the 2005 Plan under any award shall not be returned to the 2005 Plan and shall not become available for future distribution under the 2005 Plan; provided, however, that if shares issued pursuant to a performance award, restricted stock award or other stock unit award are repurchased by RealNetworks at their original purchase price or are forfeited to RealNetworks, such shares shall become available for future grant under the 2005 Plan. Shares used to pay the exercise price of an option shall not become available for future grant or sale under the 2005 Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the 2005 Plan. To the extent a 2005 Plan award is paid out in cash rather than stock, such cash payment shall not reduce the number of shares available for issuance under the 2005 Plan.

Eligibility; Awards to be Granted to Certain Individuals and Groups. Options, stock appreciation rights, performance awards, restricted stock awards and other stock unit awards may be granted under the 2005 Plan. Options granted under the 2005 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Options, stock appreciation rights, performance awards, restricted stock awards and other stock unit awards may be granted under the 2005 Plan to any employee, non-employee member of the Board of Directors, consultant or advisor who provides services to RealNetworks or of any subsidiary of RealNetworks. Incentive stock options may be granted only to employees of RealNetworks or of any subsidiary of RealNetworks. As of April 12, 2005, approximately 848 employees, non-employee directors, consultants and advisors would be eligible to participate in the 2005 Plan. The Compensation Committee, in its discretion, selects the person(s) to whom options, stock appreciation rights, performance awards, restricted stock awards or other stock unit awards may be granted, the time or times at which such options, stock appreciation rights, performance awards, restricted stock awards or other stock unit awards shall be granted, and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future. The 2005 Plan provides that no person(s) may be granted, in any 12-month period, options or stock appreciation rights to purchase more than 2 million shares of Common Stock, or performance awards, restricted stock awards and/or other stock unit awards that are denominated in shares with respect to more than 900,000 shares of Common Stock.

Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”).

Terms and Conditions of Options. Each option is evidenced by a stock option agreement between RealNetworks and the optionee, and is subject to the following additional terms and conditions:

Exercise Price. The exercise price of options granted under the 2005 Plan shall be determined by the Committee at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

Exercise of Option; Form of Consideration. The Committee determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The 2005 Plan permits payment to be made by cash, check, other shares of Common Stock of RealNetworks, any other form of consideration approved by the Committee and permitted by applicable law, or any combination thereof.

Term of Option. Options granted under the 2005 Plan expire no later than seven (7) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights in connection with all or any part of an option granted under the 2005 Plan, either concurrently with the grant of the option or at any time thereafter, and to grant stock appreciation rights independently of options. A stock appreciation right granted in connection with an option is exercisable only when and to the extent that the underlying option is exercisable, and expires no later than the date on which the underlying option expires. Independent stock appreciation rights are exercisable in whole or in part at such times as the Committee specifies in the grant or agreement. However, the term of an independent stock appreciation right may be no more than seven (7) years from the date of grant.

RealNetworks’ obligations arising upon the exercise of a stock appreciation right may be paid in cash, Common Stock or other property, or any combination of the same, as the Committee may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

Restricted Stock Awards. Restricted stock awards may be issued to participants either alone or in addition to other awards granted under the 2005 Plan, and shall also be available as a form of payment of performance awards and other earned cash-based incentive compensation. Subject to the annual share limit and vesting limitations set forth above, the Committee has complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the underlying shares.

Performance Awards. Performance awards are awards that obligate RealNetworks to deliver Common Stock shares to the participant as specified on each vesting date. Performance awards may be granted at any time and from time to time as shall be determined at the discretion of the Committee. Subject to the annual share limit set forth above, the Committee shall have complete discretion to determine (i) the number of shares of Common Stock subject to a performance award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.

Other Stock Unit Awards. Other awards of units having a value equal to an identical number of shares may be granted under the 2005 Plan, and shall also be available as a form of payment of other awards granted under the 2005 Plan and other earned cash-based incentive compensation.

Code Section 162(m) Performance Goals. The 2005 Plan is designed to permit RealNetworks to issue awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Committee may make performance goals applicable to a participant with respect to an award. At the Committee’s discretion, one or more of the following performance goals may apply: net revenue; revenue growth; pre-tax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; total shareholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of RealNetworks; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow; cash flow per share; return on invested capital; cash flow return on investment; and improvement in or attainment of expense levels on working capital levels of RealNetworks or any subsidiary, division, business segment or business unit of RealNetworks for or within which the participant is primarily employed. Such performance goals also may be based solely by reference to RealNetworks’ performance or the performance of a subsidiary, division, business segment or business unit of RealNetworks, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of RealNetworks or not within the reasonable control of RealNetworks’ management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles.

No Repricing. The 2005 Plan prohibits option or stock appreciation right repricings (other than to reflect stock splits, spin-offs or other corporate events) unless shareholder approval is obtained.

Nontransferability of Awards. Unless authorized by the Committee in the agreement evidencing an award granted under the 2005 plan, an award granted under the 2005 Plan is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative.

Adjustments Upon Changes in Capitalization. In the event that the stock of RealNetworks changes by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure of RealNetworks effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2005 Plan, the number and class of shares of awards outstanding under the 2005 Plan, the fiscal year limits on the number of awards that any person may receive and the exercise price of any outstanding option or stock appreciation right.

Change in Control. The Committee may determine at the time an award is granted under the 2005 Plan that, upon a “Change of Control” of RealNetworks (as that term may be defined in the agreement evidencing an award), (a) options and stock appreciation rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable or may be cancelled and terminated without payment therefor if the fair market value of one share of RealNetworks’ Common Stock as of the date of the Change of Control is less than the per share option exercise price or stock appreciation right grant price, (b) restrictions and deferral limitations on restricted stock awards lapse and the restricted stock becomes free of all restrictions and limitations and becomes fully vested, (c) performance awards shall be considered to be earned and payable (either in full or pro rata based on the portion of performance period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such performance awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards shall lapse, and such other stock unit awards or such other awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the agreement evidencing such award. For purposes of the 2005 Plan, a “Change of Control” shall mean an event described in an agreement evidencing an award or such other event as determined in the sole discretion of the Board. The Committee may determine that, upon the occurrence of a Change of Control of RealNetworks, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of Common Stock subject to such option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such Change of Control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Committee, in its discretion, shall determine.

If in the event of a Change of Control the successor company assumes or substitutes for an option, stock appreciation right, share of restricted stock or other stock unit award, then each outstanding option, stock appreciation right, share of restricted stock or other stock unit award shall not be accelerated as described above. An option, stock appreciation right, share of restricted stock or other stock unit award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each share subject to the option, stock appreciation right, restricted stock award or other stock unit award immediately prior to the Change of Control, the consideration received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction; provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an option, stock appreciation right, restricted stock award or other stock unit award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares in the transaction constituting a Change of Control. Notwithstanding the foregoing, on such terms and conditions as may be set forth in the agreement evidencing an award, in the event of a termination of a participant’s employment in such successor company within a specified time period following such Change in Control, each award held by such participant at the time of the Change in Control shall be accelerated as described above.

Termination of Employment. The Committee shall determine and set forth in each agreement evidencing an award under the 2005 Plan whether any such award will continue to be exercisable, and the terms of such exercise, on and after the date a participant ceases to be employed by or provide services to RealNetworks or any subsidiary whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.

Amendment and Termination of the 2005 Plan. The Board may amend, alter, suspend or terminate the 2005 Plan, or any part thereof, at any time and for any reason. However, RealNetworks shall obtain shareholder approval for any amendment to the 2005 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any award previously granted under the 2005 Plan without the written consent of the participant. The 2005 Plan shall terminate automatically on the tenth anniversary of its effective date, except with respect to awards then outstanding under the 2005 Plan.

Other Provisions. The agreement evidencing awards granted under the 2005 Plan may contain other terms, provisions and conditions not inconsistent with the 2005 Plan as may be determined by the Committee.

Federal Income Tax Consequences. The following discussion summarizes certain federal income tax considerations for U.S. taxpayers receiving options under the 2005 Plan and certain tax effects on RealNetworks, based upon the provisions of the Code, as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, it does not purport to be complete and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of any cash received and the fair market value of any Common Stock or other property received upon the exercise.

Restricted Stock Awards and Performance Awards. A participant will not have taxable income upon grant of a restricted stock award, performance award or other stock unit award (unless, with respect to restricted stock, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares.

Company Tax Deduction. RealNetworks generally will be entitled to a tax deduction in connection with an award under the 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include shareholder approval of the performance goals under the 2005 Plan, setting individual annual limits on each type of award, and certain other requirements. The 2005 Plan has been designed to permit the Committee to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting RealNetworks to receive a federal income tax deduction in connection with such awards.

Accounting Treatment. Currently, employee option awards at or above fair market value on the grant date typically do not result in any direct charge to RealNetworks’ reported earnings. However, the fair market value of these awards is required to be disclosed in the notes to RealNetworks’ financial statements. RealNetworks must also disclose, in the notes to the financial statements, the pro forma impact these awards would have on RealNetworks’ reported earnings and earnings per share if the fair value of the awards at the time of grant was treated as a compensation expense.

Currently, employee awards with purchase prices below fair market value on the grant date result in a direct compensation expense that is typically equal to the “spread”, i.e. the difference between the purchase price and the fair market value on the grant date. Typically, this expense is amortized over the award’s vesting period.

The Financial Accounting Standards Board and the Securities and Exchange Commission will require mandatory expensing for equity awards for fiscal years commencing after June 15, 2005.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REALNETWORKS, INC. 2005 STOCK INCENTIVE PLAN.

Audit and Related Fees

The following table presents fees for professional audit services rendered by KPMG LLP, an independent registered public accounting firm, for the audit of the Company’s annual financial statements for 2003 and 2004, and fees billed for other services rendered by KPMG LLP.

	2003	2004
Audit Fees(1)	$517,957	$975,000
Audit-related fees(2)	110,000	18,000
Tax fees(3)	55,114	—

Total fees	$683,071	$993,000

(1)	Fee in connection with the audit of RealNetworks’ annual financial statements for the fiscal years ended December 31, 2003 and 2004, reviews of the financial statements included in RealNetworks’ quarterly reports on Form 10-Q during the 2003 and 2004 fiscal years and Sarbanes-Oxley Section 404 attestation services.
(2)	Audit related fees in 2003 consisted principally of fees in connection with accounting and financial reporting matters relating to a proposed business combination. Audit related fees in 2004 consisted principally of fees in connection with Sarbanes Oxley 404 pre-attestation services.
(3)	Tax fees in 2003 consisted of fees for tax consultation and tax compliance services.

Pre-Approval Policies and Procedures

The Audit Committee approves in advance all audit and non-audit services to be performed by RealNetworks’ independent auditors. As part of its pre-approval procedures, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval procedures, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by KMPG LLP for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration.

Annual Independence Discussions

The Audit Committee has determined that the provision by KPMG LLP of non-audit services to RealNetworks is compatible with KPMG LLP maintaining its independence.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Report of the Audit Committee of the Board of Directors

The following is the report of the Audit Committee with respect to RealNetworks’ audited financial statements, which include the consolidated balance sheets of RealNetworks as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2004, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed RealNetworks’ audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with KPMG LLP, RealNetworks’ independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 which includes, among other items, matters related to the conduct of the audit of RealNetworks’ financial statements.

The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from RealNetworks and its related entities) and has discussed with KPMG LLP its independence from RealNetworks.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to RealNetworks’ Board of Directors that RealNetworks’ audited consolidated financial statements be included in RealNetworks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

The Audit Committee of the Board of Directors

Eric A. Benhamou

Jeremy Jaech

Jonathan D. Klein

Kalpana Raina

OTHER BUSINESS

The Board of Directors does not intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Shareholders. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect to those proxies in accordance with the judgment of the persons voting such proxies.

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors”, “Report of the Audit Committee of the Board of Directors” and “Performance Graph” and the Audit Committee Charter and the RealNetworks, Inc. 2005 Stock Incentive Plan attached to this Proxy Statement as Appendix A and Appendix B, respectively, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that RealNetworks specifically incorporates it by reference into such filing.

IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

ROBERT KIMBALL

Senior Vice President, Legal and Business Affairs,

General Counsel and Corporate Secretary

May 9, 2005

Seattle, Washington

APPENDIX A

REALNETWORKS, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose:

The purpose of the Audit Committee of the Board of Directors of RealNetworks, Inc. (the “Company”) shall be:

•	to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s accounting and financial reporting processes and audits of the financial statements of the Company;

•	to assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, (iv) the Company’s internal accounting and financial controls, and (v) the Company’s internal audit function;

•	to prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	to provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom;

•	to be responsible for the appointment and compensation of the independent auditors to audit the Company’s financial statements and oversee the activities and independence of the auditors; and

•	to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors who meet the following criteria:

•	Each member will be an independent director, as defined in (i) accordance with the requirements of the Nasdaq National Market and (ii) the rules of the SEC, each as in effect from time to time;

•	At the time of their appointment, each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Responsibility and Authority:

The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Providing oversight and guidance with respect to the Company’s internal audit function by (i) reviewing and approving the internal audit charter, plans, activities, staffing, and organizational structure of the internal audit function; (ii) ensuring there are no unjustified restrictions or limitations on the internal audit function, and reviewing and concurring in the appointment, replacement, or dismissal of the chief internal auditor; (iii) reviewing the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing; and (iv) meeting separately and on a regular basis with the chief internal auditor to discuss any matters that the committee or internal audit believes should be discussed privately.

•	Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s accounting and financial reporting processes and audits of the financial statements of the Company;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the retention and termination of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them and engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements including in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing the Company’s compliance with employee benefit plans;

•	Reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance proposed related party transactions as required;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Reviewing the Audit Committee’s own charter, structure, processes and membership requirements; and

•	Performing such other duties as may be requested by the Board of Directors.

Meetings:

The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this Charter.

Minutes:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee’s charter.

Compensation:

Members of the Audit Committee shall receive such fees, if any, for their services as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee may not receive any compensation from the Company, including any fees paid directly or indirectly for services as a consultant or legal or financial officer, except the fees that they receive for service as a member of the board of Directors or any committee thereof.

Delegation of Authority:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services provided such pre-approved decision is presented to the full Audit Committee at its scheduled meetings.

APPENDIX B

REALNETWORKS, INC.

2005 STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN

Purpose. The purpose of the RealNetworks, Inc 2005 Stock Incentive Plan (the “Plan”) is to assist RealNetworks, Inc., a Washington corporation (the “Company”), and its subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5. “Committee” shall mean the Compensation Committee of the Board, consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the NASDAQ Stock Market.

2.6. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code.

2.7. “Director” shall mean a non-employee member of the Board.

2.8. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.9. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.10. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there was no reported price on such date, on the last preceding date on which the price was reported); if the Company is not then listed on the NASDAQ Stock Market but is listed on the New York Stock Exchange, the Fair Market Value of the Shares shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there was no reported price on such date, on the last preceding date on which the price was reported); or, if the Company is not then listed on the NASDAQ Stock Market or the New York Stock Exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.11. “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.12. “Limitations” shall have the meaning set forth in Section 10.5.

2.13. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14. “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.15. “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.16. “Payee” shall have the meaning set forth in Section 13.1.

2.17. “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

2.18. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.19. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.20. “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.21. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.22. “Prior Plans” shall mean, collectively, the Company’s 1996 Stock Option Plan, the Company’s 2000 Stock Option Plan and the Company’s 2002 Director Stock Option Plan.

2.23. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.24. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.25. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.27. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.28. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.29. Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.30. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 9,500,000 Shares shall be authorized for grant under the Plan, plus up to 9,000,000 Shares remaining available for grant under the Prior Plans on the effective date of the Plan, for an aggregate maximum of 18,500,000 Shares authorized for grant under the Plan. Any Shares that are subject to Awards of Options, Stock Appreciation Rights or Tandem Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options, Stock Appreciation Rights or Tandem Stock Appreciation Rights shall be counted against this limit as one and six-tenths (1.6) Shares for every one (1) Share granted.

(b) If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 3.1(c) below.

(c) Substitute Awards may be issued under the Plan and such Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Article shall be added back as one (1) Share if such Shares were subject to Options, Stock Appreciation Rights or Tandem Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and as one and six-tenths (1.6) Shares if such Shares were subject to Awards other than Options, Stock Appreciation Rights or Tandem Stock Appreciation Rights granted under the Plan.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NASDAQ Stock Market, the Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5. OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market.

5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability.

5.5. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6. Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7. Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares with respect to which “incentive stock options” may be granted under the Plan shall be 7,500,000 Shares.

6. STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d) Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. In addition, (i) if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies, and (ii) no Tandem Stock Appreciation Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash, except as provided in Article 11.

(e) Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(f) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(g) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. Notwithstanding the foregoing provisions of this Section 6.2(g), but subject to Section 12.2, a Freestanding Stock Appreciation Right shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant, and (ii) a term not greater than seven years. In addition to the foregoing, but subject to Section 12.2, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant.

(h) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7. RESTRICTED STOCK AWARDS

7.1. Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock.

7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant. The Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

7.3. Rights of Holders of Restricted Stock. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

8. OTHER STOCK UNIT AWARDS

8.1. Grants. Other Awards of units having a value equal to an identical number of Shares (“Other Stock Unit Awards”) may be granted hereunder to Participants, in addition to other Awards granted under the Plan. Other Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

8.2. Award Agreements. The terms of Other Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3. Payment. Except as provided in Article 10 or as maybe provided in an Award Agreement, Other Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Other Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1.

9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

10. CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net revenue; revenue growth; pre-tax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; total shareholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow, cash flow per share; return on invested capital, cash flow return on investment; and improvement in or attainment of expense levels on working capital levels of the Company or any Subsidiary, division, business segment or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 2,000,000 Shares or (ii) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any 12-month period with respect to more than 900,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards is $3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11. CHANGE OF CONTROL PROVISIONS

11.1. Impact of Change of Control. The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change of Control” of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable, (b) that Options and Stock Appreciation Rights outstanding as of the date of the Change of Control may be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change of Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, (c) restrictions and deferral limitations on Restricted Stock lapse and the

Restricted Stock becomes free of all restrictions and limitations and becomes fully vested, (d) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (e) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (f) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. For purposes of the Plan, a “Change of Control” shall mean an event described in an Award Agreement evidencing the Award or such other event as determined in the sole discretion of the Board. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.2. Assumption Upon Change of Control. Notwithstanding the foregoing, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in Sections 11.1(a), (c) and (e). For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company within a specified time period following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.1(a), (c) and (e).

12. GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the NASDAQ Stock Market provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 10.4. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.

12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

13. MISCELLANEOUS

13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the

Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4. Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant may be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, engages in activity that violates any agreement between the Company and Participant, including any agreement not to compete with the Company, as determined by the Committee in its sole discretion.

13.5. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.7. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.10. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Washington, without reference to principles of conflict of laws, and construed accordingly.

13.12. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.13. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.14. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.15. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

A COPY OF REALNETWORKS’ ANNUAL REPORT ON FORM 10-K FOR THE 2004 FISCAL

YEAR, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS

AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO:

INVESTOR RELATIONS DEPARTMENT

REALNETWORKS, INC.

P.O. BOX 91123

SEATTLE, WASHINGTON 98111-9223

PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

RealNetworks, Inc.

2601 Elliott Avenue, Suite 1000, Seattle, Washington 98121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of RealNetworks, Inc., a Washington corporation (the “Company”), hereby appoints Robert Glaser and Robert Kimball, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of common stock of the Company which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held June 9, 2005, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

(Continued and to be marked, signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Detach here from proxy voting card.

You can now access your RealNetworks shareholder account online.

Access your RealNetworks shareholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for RealNetworks, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status View certificate history View book-entry information

View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

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For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE FOR WITHHELD FOR ALL 1. Election of Directors Class 2 Director Nominees: 01 James W. Breyer 02 Jonathan D. Klein INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in the space below. FOR AGAINST ABSTAIN 2. Proposal to approve the RealNetworks, Inc. 2005 Stock Incentive Plan 3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor SerciceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2, OR AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING. Signature Signature Dated: , 2005 Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. When shares are held by joint tenants, both should sign. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership. Detach here from proxy voting card. Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet http://www.proxyvoting.com/rnwk Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. You can view the Annual Report and Proxy Statement on the internet at: http://www.realnetworks.com/company/investor/annual_reports.html